POWER OF ATTORNEY
      The undersigned hereby constitutes and appoints each of Istvan Benko, Barbara Gillham, Tony Shin and Dietrick Miller, and each of them acting and signing documents individually, as the true and lawful attorneys-in-fact and agents of the undersigned: (1) to prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or a director of RFI Industries Ltd (the "Company"), Forms 3, 4, and
      5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare and execute any such Form 3, 4, or 5, prepare and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange (including The NASDAQ Capital Market) or similar authority; and (3) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) or Section 16(b) of the Securities Exchange
      Act of 1934 or the rules thereunder.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to all attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney.

      Dated:  9/12/2017
       						/s/ Mark Turfler										Signature

      						Mark Turfler
      						Print Name




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01485-0001  287821.1

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